Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Asbury Automotive Group, Inc., and each of us, do hereby constitute and appoint each and any of Kenneth B. Gilman and J. Gordon Smith our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments, including post-effective amendments hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth B. Gilman	Chief Executive Officer,	November 24, 2003
Kenneth B. Gilman	President and Director

/s/ J. Gordon Smith	Senior Vice President and	November 24, 2003
J. Gordon Smith	Chief Financial Officer

/s/ Brett Hutchinson	Controller and	November 24, 2003
Brett Hutchinson	Chief Accounting Officer

/s/ Michael J. Durham	Chairman of the Board	November 24, 2003
Michael J. Durham

Director
Timothy C. Collins

/s/ Thomas C. Israel	Director	November 24, 2003
Thomas C. Israel

/s/ Vernon E. Jordan, Jr.	Director	November 24, 2003
Vernon E. Jordan, Jr.

Director
Philip F. Maritz

Director
Ben David McDavid

/s/ Thomas F. McLarty	Director	November 24, 2003
Thomas F. McLarty

/s/ John M. Roth	Director	November 24, 2003
John M. Roth

/s/ Ian K. Snow	Director	November 24, 2003
Ian K. Snow

/s/ Jeffrey I. Wooley	Director	November 24, 2003
Jeffrey I. Wooley